Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Morphic Holding, Inc. 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of our report dated February 27, 2020, with respect to the consolidated financial statements of Morphic Holding, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2020